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                                                                       EXHIBIT 5


                  [WALLER LANSDEN DORTCH & DAVIS LETTERHEAD]





                                March 25, 1997




JDN Realty Corporation
3340 Peachtree Road, N.E., Suite 1530
Atlanta, Georgia 30326


         Re: Registration Statement on Form S-3

Ladies and Gentlemen:


         We have acted as counsel to JDN Realty Corporation, a Maryland real estate investment trust (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of $400,000,000 in aggregate amount of one or more series of (i) unsecured debt securities (the "Debt Securities"), (ii) shares of preferred stock, $.01 par value (the "Preferred Shares"), (iii) shares of common stock, $.01 par value (the "Common Shares"), or (iv) warrants to purchase Common Shares (the "Common Share Warrants" and, together with the Debt Securities, Preferred Shares and Common Shares, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss.229.601(b)(5), in connection with the Registration Statement.


         We have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") and in accordance with the


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JDN Realty Corporation
March 25, 1997
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Company's Charter, as amended (the "Charter"), and applicable Maryland law. We further assume that (i) any senior Debt Securities will be issued pursuant to a "Senior Indenture" and any subordinated Debt Securities will be issued pursuant to a "Subordinated Indenture", the forms of which are incorporated by reference as Exhibits 4.4 and 4.5, respectively, to the Registration Statement; and (ii) any Common Share Warrants will be issued under one or more common share warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent").

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         In rendering the following opinion, we state that we are not admitted to practice in any state other than the State of Tennessee, and we express no opinion as to the laws of any jurisdiction other than the State of Tennessee and the Federal law of the United States. All opinions expressed are as of the date hereof except where expressly stated otherwise.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:


                  1. When the Registration Statement has become effective under the Act and when a series of the Debt Securities has been (a) duly established by an Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the Trustee, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, an Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will be duly authorized and validly issued.

                  2. When the Registration Statement has become effective under the Act and when a series of the Preferred Shares has been duly authorized and

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JDN Realty Corporation
March 25, 1997
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         established by applicable Board Action, in accordance with the terms of the Charter and applicable law, and, upon issuance and delivery of certificates for such series of Preferred Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will be duly authorized and validly issued, fully paid and nonassessable by the Company.

                  3. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates for Common Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will be duly authorized and validly issued, fully paid and non-assessable by the Company.

                  4. When the Registration Statement has become effective under the Act and when the Common Share Warrants have been (a) duly established by the related Warrant Agreement, (b) duly authorized and established by applicable Board Action and duly authenticated by the Warrant Agent, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Share Warrants will be duly authorized and validly issued.

         To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

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JDN Realty Corporation
March 25, 1997
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         To the extent that the obligations of the Company under any Warrant
Agreement may be dependent on such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that this firm is an "expert" within the meaning of the Act.

                                             Very truly yours,



                                             /s/ WALLER LANSDEN DORTCH & DAVIS,
                                             A PROFESSIONAL LIMITED LIABILITY
                                             COMPANY